EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Biscayne Apparel, Inc. and Subsidiaries on Forms S-8 and S-3 of our report dated March 7, 1997, except for Note 7, for which the date is March 24, 1997, on our audit of the consolidated financial statements and financial statement schedules of Biscayne Apparel, Inc. and Subsidiaries as of December 31, 1996, and for the year then ended, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

                                     Coopers & Lybrand L.L.P.


Parsippany, New Jersey
March 7, 1997